Espey Mfg. & Electronics Corp. Announces Additional New $19.8 Million Contract Award Supporting U.S. Navy’s Virginia and Columbia Class Submarine Programs

Saratoga Springs, NY, April 10, 2025 - Espey Mfg. & Electronics Corp. (NYSE American: ESP) announces an additional new contract.

The Company has been awarded an additional contract valued at $19.8 million, when fully funded, to provide electrical power transformers for the U.S. Navy’s Virginia and Columbia class submarines. Espey was chosen by General Dynamics Electric Boat and the U.S. Navy to manufacture components previously designed and supplied by Espey for both the Virginia class as well as the initial Columbia class vessels. The Columbia class submarine is a top priority for the Department of Defense and was designed to replace the fleet of Ohio class, ballistic missile submarines.

Mr. David O’Neil, President and CEO, commented,

We continue to be a proud supplier to General Dynamics Electric Boat and the Department of Defense on this essential program. This award and the established relationship with our customer wouldn’t be possible without the hard work and dedication of our employees. Our strategy remains focused on supporting programs which continue to enable the US military and this award aligns perfectly with that goal. Congratulations to our team on another job well done.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/transformers. The Company can be found on the internet at www.espey.com.

For further information, contact Ms. Kaitlyn O’Neil at invest@espey.com.

This press release may contain certain statements that are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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